Exhibit 99.1

OZSC: Ozop Energy Systems Announces New Corporate Advisor

WARWICK, N.Y., March 22, 2021 (GLOBE NEWSWIRE) — Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), is pleased to announce Steven A Martello, MBA, JD, PhD, has accepted our invitation to serve as a consultant and adviser to Ozop senior management.

Dr Martello enjoys a long and successful history managing relationships in government and industry including as a senior executive in both public and private environments.

His many and varied experiences include operating as a consultant to both large and smaller organizations with respect to enhancing operational performance, leveraging value enhancing strategies and turnarounds, and M&A. Dr Martello was co-founder and Director of the International Commodity Exchange (ICE) in Moscow, Russia, Chancellor of the International Management Institute, co- founder and CEO/ Chairman of the Nasdaq listed company Alcohol Sensors International, various mortgage and private equity banking operations, and currently as Managing Director and Chairman, of Delta Strategic Solutions and Delta Diligence. The Delta entities were startups which matured and are now providing large multinational clients and smaller operations with personal and physical asset protection, and cyber and investigative services domestically and internationally.

His initial role will be to advise and assist Ozop senior management with respect to corporate governance, internal controls, corporate communication protocols and transparency, development of a resilient organizational structure, talent acquisition and staffing, guide contract negotiations, corporate strategy, help identify markets and strategic relationships and acquisition opportunities that align with and leverage Ozop’s capabilities. All of which will help create a critical path together with success metrics to help guide plan execution, measure results against benchmarks and grow Ozop’s imprimatur and opportunities in the clean energy space as well as shareholder value.

“I elected to support Ozop and this management and the team it is assembling, because I believe the industry space they are pursuing and the prerequisites they possess in terms of legacy, talent and vision as well as the societal benefits to be derived from the effort bodes great promise. “stated Dr. Martello. “It is my honor to have a person of Steven’s stature on board at such an early stage of our development as it speaks volumes towards the pedigree of our management team” added Mr. Brian Conway, CEO of Ozop Energy Solutions, Inc.

For more information on Ozop Energy Solutions please follow on the link, www.OzopEnergy.com

Please be aware that our social media accounts can be used from time to time for additional material events.

https://twitter.com/OzopEnergy

https://www.facebook.com/OzopEnergy/

The Waypoint Refinery (discord.com)

About Ozop Energy Solutions, Inc.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

###

Investor Relations Contact

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com